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                                                                     EXHIBIT 5.2

Barristers & Solicitors                          MCCARTHY TETRAULT LLP
Patent & Trade-mark Agents                       P.O. Box 10424, Pacific Centre
                                                 Suite 1300, 777 Dunsmuir Street
MCCARTHY TETRAULT                                Vancouver BC  V7Y 1K2
                                                 Canada
                                                 Telephone: 604 643-7100
                                                 Facsimile: 604 643-7900
                                                 www.mccarthy.ca

July 21, 2005

Methanex Corporation
1800 Waterfront Centre
200 Burrard Street
Vancouver, British Columbia
V6C 3M1

Sirs and Mesdames:

RE: REGISTRATION STATEMENT ON FORM F-9 RELATING TO US$150,000,000 SENIOR NOTES (THE "SENIOR NOTES")

We have acted as Canadian counsel to Methanex Corporation (the "Corporation") in connection with the above-referenced registration statement (the "Registration Statement"), as amended, filed with the Securities and Exchange Commission for the registration of the Corporation's Senior Notes.

In connection with that registration, we consent to the reference to our firm under the heading "Legal Matters" and the reference of our advice under the heading "Description of Notes - Enforceability of Judgements" in the Registration Statement and the related prospectus filed with the British Columbia Securities Commission.

Yours very truly,

/s/ McCarthy Tetrault LLP